Exhibit 10.38

EXECUTION COPY

INDENTURE SUPPLEMENT

APPLE RIDGE FUNDING LLC,

as Issuer,

and

THE BANK OF NEW YORK

as Indenture Trustee, Paying Agent, Authentication Agent and

Transfer Agent and Registrar

SERIES 2007-1 INDENTURE SUPPLEMENT

Dated as of April 10, 2007

EXHIBITS

EXHIBIT A	Form of Series 2007-1 Note

EXHIBIT B	Form of Monthly Payment Instructions and Notification to the Indenture Trustee and Paying Agent

EXHIBIT C	Form of Monthly Statement

EXHIBIT D	Form of Weekly Activity Report

SERIES 2007-1 INDENTURE SUPPLEMENT, dated as of April 10, 2007 (as amended, modified, restated or supplemented from time to time, the “Indenture Supplement”), by and among APPLE RIDGE FUNDING LLC, a limited liability company organized under the laws of the State of Delaware, as Issuer (together with its permitted successors and assigns, the “Issuer”), and THE BANK OF NEW YORK, a New York state banking corporation, as successor to JPMorgan Chase Bank National Association as indenture trustee, and as paying agent, authentication agent and transfer agent and registrar (together with its permitted successors and assigns, “BNY” and in its capacity as indenture trustee, the “Indenture Trustee”).

Pursuant to Section 2.10 of the Master Indenture, dated as of April 25, 2000 (as amended, modified, restated or supplemented from time to time, the “Indenture” and together with the Indenture Supplement, the “Agreement”), by and among the Issuer, the Indenture Trustee and BNY, the Issuer may issue one or more Series of Notes the Principal Terms of which shall be set forth in an indenture supplement to the Indenture. In accordance with the terms of the Indenture, the Issuer hereby creates a Series of Notes and specifies the Principal Terms of such Series of Notes in this Indenture Supplement.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, for the benefit of the Holders of the Series 2007-1 Notes, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under: (i) the Series 2007-1 Principal Subaccount, (ii) the Distribution Account (to the extent of Series 2007-1 Collections on deposit therein), (iii) all accounts, money, chattel paper, investment property, instruments, documents, deposit accounts, letters of credit, letter-of-credit rights, general intangibles, goods, oil, gas and other minerals consisting of, arising from, or relating to any of the foregoing and (iv) all proceeds of the foregoing.

ARTICLE I

CREATION OF THE SERIES 2007-1 NOTES

Section 1.01. Designation.

(a) There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as the “Apple Ridge Funding LLC Secured Variable Funding Notes, Series 2007-1” or the “Series 2007-1 Notes.”

(b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling.

ARTICLE II

DEFINITIONS

Section 2.01. Definitions.

(a) Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

“Additional Interest” shall have the meaning set forth in Section 4.02(b).

“Administrative Agent” shall mean Calyon New York Branch, in its capacity as “Administrative Agent” and “Lead Arranger” for the Purchasers.

“Administrative Agent Fee Letter” means that certain fee letter dated as of the date hereof between the Issuer and the Administrative Agent.

“Alternate Base Rate” shall have the meaning set forth in the Note Purchase Agreement.

“Amortization Event” shall have the meaning set forth in Section 6.01.

“Amortization Period” shall mean the period commencing at the earliest to occur of (a) the close of business on the Commitment Termination Date, (b) the close of business on the Scheduled Amortization Date and (c) the close of business on the Business Day immediately preceding the day on which an Amortization Event has occurred, and ending on the date on which (x) the Series Outstanding Amount shall have been paid in full, together with all accrued interest thereon, and (y) all amounts owed to the Administrative Agent, the Managing Agents and the Purchasers under the Indenture Supplement and the Note Purchase Agreement shall have been paid in full.

“Applicable Stress Factor” shall mean, as of any date of determination, 2.50.

“Appraised Value Home” shall mean a Home purchased by an Originator if the owner of the Home is unsuccessful at contracting to sell the Home prior to the purchase of the Home by the applicable Originator and as to which the purchase price is generally determined by the average of two or more independent appraisals.

“Average Days in Inventory” shall mean, for any Monthly Period, the average number of days the Homes have been owned by each Originator as of the close of business on the last day of such Monthly Period.

“Average Days Outstanding” shall mean, as of the end of any Monthly Period, the sum of:

(a) the product of (i) a fraction, the numerator of which is the aggregate Unpaid Balance of Unsold Home Receivables (net of Advance Payments relating thereto) as of the end of such Monthly Period and the denominator of which is the Aggregate Receivable Balance as of the end of such Monthly Period, multiplied by (ii) the Average Days in Inventory for such Monthly Period, plus

(b) the product of (i) a fraction, the numerator of which is the aggregate Unpaid Balance of Billed Receivables and Unbilled Receivables (net of Advance Payments relating thereto) as of the end of such Monthly Period, and the denominator of which is the Aggregate Receivable Balance as of the end of such Monthly Period, multiplied by (ii) the sum of (A) the average number of days as of the end of such Monthly Period it took to bill Unbilled Receivables once they became billable plus (B) the average number of days Billed Receivables have been outstanding as of the end of such Monthly Period.

For the purposes of the foregoing calculation, Unbilled Receivables are deemed to be billable (x) if the Receivable was previously an Unsold Home Receivable, upon the subsequent sale of the Home by the applicable Originator and (y) if such Receivable relates to services that are not related to Home sales, upon disbursement.

“Base Rate Tranche” shall have the meaning set forth in the Note Purchase Agreement.

“Change in Control” shall mean either that (v) the Issuer ceases to be a wholly-owned subsidiary of Cartus, (w) any of Cartus, CFC, the Transferor or the Issuer ceases to be a wholly-owned subsidiary of the Performance Guarantor, (x) the equity owners of the Performance Guarantor as of the date hereof cease (other than as a result of a “Borrower Qualified IPO” as such term is defined in the Realogy Credit Agreement as in effect on the date hereof) to own, directly or indirectly, at least 51% of the equity interests in, or voting securities of, the Performance Guarantor or (y) following any initial public offering of Realogy common stock, any other Person not an equity owner of the Performance Guarantor as of the date hereof acquires more than 51% of the equity interests in or voting securities of the Performance Guarantor or (z) any other “Change in Control” as defined in the Realogy Credit Agreement.

“Commercial Paper Notes” shall have the meaning set forth in the Note Purchase Agreement.

“Commitment Termination Date” shall have the meaning set forth in the Note Purchase Agreement.

“Committed Purchaser” shall have the meaning set forth in the Note Purchase Agreement.

“Conduit Purchaser” shall have the meaning set forth in the Note Purchase Agreement.

“CP Rate” shall have the meaning set forth in the Note Purchase Agreement.

“CP Tranche” shall have the meaning set forth in the Note Purchase Agreement.

“Decrease” shall have the meaning set forth in Section 3.02(b).

“Decrease Date” shall have the meaning set forth in Section 3.02(b).

“Default Ratio” shall mean, for any Monthly Period, the quotient, expressed as a percentage, of (a) the sum of (i) the aggregate Unpaid Balance of the Receivables that have become Defaulted Receivables in accordance with clause (a) or (c) of the definition of Defaulted Receivable during such Monthly Period plus (ii) the Aggregate Employer Balance of each Employer (reduced by any Advance Payments) whose Receivables have become Defaulted Receivables in accordance with clause (b) of the definition of Defaulted Receivables during such Monthly Period, divided by (b) the aggregate Unpaid Balance of the Billed Receivables generated during the fifth Monthly Period preceding such Monthly Period.

“Determination Date” shall mean, with respect to any Distribution Date, the second Business Day preceding such Distribution Date.

“Dilution Ratio” shall mean, for any Monthly Period, the quotient, expressed as a percentage, of (a) the aggregate amount of reductions to the Unpaid Balances of the Billed Receivables due to offsets, chargebacks, credits, adjustments, rebates and other Originator Dilution Adjustments, Seller Dilution Adjustments and Servicer Dilution Adjustments occurring during such Monthly Period divided by (b) the aggregate Unpaid Balance of the Billed Receivables generated during the fifth Monthly Period preceding such Monthly Period.

“Dilution Reserve Ratio” shall mean, as of any date of determination, the product, expressed as a percentage, of:

(a) the greater of:

(i) the product of (A) the Applicable Stress Factor multiplied by (B) the average of the Dilution Ratios for the three Monthly Periods preceding the first day of the Interest Period in which such date occurs, and

(ii) the highest Dilution Ratio for any Monthly Period over the twelve Monthly Periods preceding the first day of the Interest Period in which such date occurs, multiplied by

(b) a fraction, the numerator of which is the sum of:

(i) the aggregate Unpaid Balance of the Billed Receivables generated during the five Monthly Periods preceding the first day of the Interest Period in which such date occurs plus

(ii) the aggregate Unpaid Balance of the Unbilled Receivables as of the end of the Monthly Period preceding the first day of the Interest Period in which such date occurs,

and the denominator of which is the aggregate Unpaid Balance of the Billed Receivables as of the end of such Monthly Period, multiplied by

(c) a fraction, the numerator of which is equal to the sum of:

(i) the aggregate Unpaid Balance of the Billed Receivables as of the end of such Monthly Period plus

(ii) the aggregate Unpaid Balance of the Unbilled Receivables as of the end of such Monthly Period plus

(iii) the greater of (A) the product of 3.5 multiplied by the average of the Monthly Loss on Sale for such Monthly Period and the two immediately preceding Monthly Periods and (B) 10% of the aggregate Unpaid Balance of Unsold Home Receivables relating to Appraised Value Homes as of the end of such Monthly Period, and the denominator of which is equal to the aggregate Unpaid Balance of Eligible Receivables as of the end of such Monthly Period minus the Aggregate Adjustment Amount on such date.

The Dilution Reserve Ratio calculated as of any Distribution Date shall continue until (but not including) the next succeeding Distribution Date.

“Distribution Date” shall mean the sixteenth day of each calendar month, or if such sixteenth day is not a Business Day, the next succeeding Business Day.

“Eurodollar Rate” shall have the meaning set forth in the Note Purchase Agreement.

“Eurodollar Rate Margin” shall have the meaning set forth in the Fee Letter.

“Eurodollar Tranche” shall have the meaning set forth in the Note Purchase Agreement.

“Facility Fee” shall have the meaning set forth in the Fee Letter.

“Federal Funds Rate” shall have the meaning set forth in the Note Purchase Agreement.

“Fee Letter” shall mean that certain Fee Letter executed by and between the Issuer and the Administrative Agent in connection with the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Final Stated Maturity Date” shall mean the earlier of (a) the Distribution Date occurring in April, 2012 and (b) the Distribution Date occurring in the ninth Monthly Period following the Monthly Period in which the Amortization Period commenced.

“Increase” shall mean any funding by the Purchasers pursuant to the Note Purchase Agreement which increases the Series Outstanding Amount.

“Increase Date” shall mean the date on which any Increase is funded.

“Initial Series Outstanding Amount” shall mean, with respect to the Series 2007-1 Notes, $614,500,000.

“Interest Period” shall mean, with respect to each Tranche:

(a) initially the period commencing on the date such Tranche is funded and ending on the last day of the Monthly Period in which such date occurs; and

(b) thereafter each Monthly Period.

“Interest Shortfall” shall have the meaning set forth in Section 4.02(b).

“Liquidity Provider Agreement” shall have the meaning set forth in the Note Purchase Agreement.

“Liquidity Provider” shall have the meaning set forth in the Note Purchase Agreement.

“Loss Reserve Ratio” shall mean, as of any date of determination, the greatest of:

(a) the percentage equivalent of the product of:

(i) the Applicable Stress Factor multiplied by

(ii) the highest Three Month Average Default Ratio for any Monthly Period over the twelve Monthly Periods preceding the first day of the Interest Period in which such date occurs, multiplied by

(iii) a fraction, the numerator of which is the sum of (A) the aggregate Unpaid Balance of the Billed Receivables generated over the five Monthly Periods preceding the first day of the Interest Period in which such date occurs plus (B) the aggregate Unpaid Balance of the Unbilled Receivables as of the end of the Monthly Period preceding the first day of the Interest Period in which such date occurs, and the denominator of which is the aggregate Unpaid Balance of the Billed Receivables as of the end of such Monthly Period, multiplied by

(iv) a fraction, the numerator of which is equal to the sum of (A) the aggregate Unpaid Balance of Billed Receivables as of the end of the Monthly Period preceding the first day of the Interest Period in which such date occurs plus (B) the aggregate Unpaid Balance of Unbilled Receivables as of the end of such Monthly Period plus (C) the greater of (1) the product of 3.5 multiplied by the average of the Monthly Loss on Sale for such Monthly Period and the two immediately preceding Monthly Periods and (2) 10% of the aggregate Unpaid Balance of Unsold Home Receivables relating to Appraised Value Homes as of the end of such Monthly Period, and the denominator of which is equal to the aggregate Unpaid Balance of Eligible Receivables as of the end of such Monthly Period minus the Aggregate Adjustment Amount on such date;

(b) the product of (i) the Applicable Stress Factor multiplied by (ii) the highest Default Ratio for any Monthly Period over the three Monthly Periods preceding the first day of the Interest Period in which such date occurs; and

(c) 2.5%.

The Loss Reserve Ratio calculated as of any Distribution Date shall continue until (but not including) the next succeeding Distribution Date.

“Managing Agent” shall have the meaning set forth in the Note Purchase Agreement.

“Minimum Enhancement Percentage” shall mean, for any Distribution Date: (i) 9% so long as the Average Days Outstanding is less than 90 days; (ii) 10% if the Average Days Outstanding is greater than or equal to 90 days but less than 100 days and (iii) 11% if the Average Days Outstanding is greater than or equal to 100 days but less than 120 days and (iv) otherwise, 12%.

“Monthly Interest” shall have the meaning set forth in Section 4.02(b).

“Monthly Loss on Sale” shall equal, for any Monthly Period, for all Homes sold during such Monthly Period, the aggregate of the amounts, if any, by which the purchase price of each such Home paid by CFC or Cartus, as applicable, exceeded the sale price for such Home received by the Servicer (the amount of any such excess with respect to a Home being a “Loss”). The Monthly Loss on Sale for any Monthly Period shall be based on the gross Losses for such Monthly Period without regard to any gains on the sale of other Homes during such Monthly Period.

“Monthly Period” shall mean the period from and including the first day of a calendar month to and including the last day of such calendar month.

“Monthly Principal” shall have the meaning set forth in Section 4.03.

“Monthly Program Fees” shall mean for any Distribution Date the aggregate Facility Fee and Program Fee payable to the Managing Agents under Section 2.03(c) of the Note Purchase Agreement.

“Monthly Servicing Fee” shall have the meaning set forth in Section 3.01.

“Net Credit Losses” shall mean, for any Monthly Period, an amount equal to the excess, if any, of the estimated losses to be incurred in respect of all Receivables written off by the Servicer in accordance with the Credit and Collection Policy during such Monthly Period over an amount equal to all amounts recovered during such Monthly Period in respect of Receivables written off by the Servicer in accordance with the Credit and Collection Policy during prior Monthly Periods, which amounts exceed the amounts that the Servicer estimated would be recovered in respect of such Receivables. For the avoidance of doubt, “Net Credit Losses” includes the portion of any Receivable which has been written off as uncollectible by the Servicer net of any recoveries thereon.

“Note Interest Rate” when used in the Indenture with respect to Series 2007-1, shall mean, as of any date, the sum of the weighted average of the Series 2007-1 Tranche Rates.

“Note Purchase Agreement” shall mean that certain Note Purchase Agreement dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time) among the Issuer, the Servicer, the Purchasers, the Managing Agents and the Administrative Agent.

“Otherwise Released Collections” shall have the meaning set forth in Section 4.01(d).

“Outstanding Tranche Amount” shall mean, with respect to any Tranche, the portion of the Series Outstanding Amount designated by a Managing Agent as allocable to such Tranche.

“Pro Rata Share” shall have the meaning set forth in the Note Purchase Agreement.

“Program Fee” shall have the meaning set forth in the Fee Letter.

“Purchaser Group” shall have the meaning set forth in the Note Purchase Agreement.

“Purchasers” shall have the meaning set forth in the Note Purchase Agreement.

“QIB” shall have the meaning set forth in Section 5.02(b).

“Rating Agency” shall mean each of Standard & Poor’s Ratings Services, Moody’s Investors Service and Fitch, Inc.

“Rating Agency Condition” as used in the Indenture with respect to this Indenture Supplement or the Series 2007-1 Notes shall mean, with respect to any action, that each of the Managing Agents shall have consented to such action.

“Realogy” shall mean Realogy Corporation, a Delaware Corporation, and its successors.

“Redemption Price” shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Series Outstanding Amount on such Distribution Date plus (ii) Monthly Interest for such Distribution Date and any Monthly Interest previously due but not distributed to the Series 2007-1 Noteholders plus (iii) all Monthly Program Fees plus (iv) any other amounts owed to the Administrative Agent, the Managing Agents and the Purchasers pursuant to this Indenture Supplement or the Note Purchase Agreement.

“Required Amount” shall mean, for any Distribution Date, the sum of (a) the Monthly Interest for such Distribution Date plus (b) any Additional Interest previously accrued and not reimbursed, plus (c) the sum, without duplication, of (i) the Monthly Servicing Fee to be distributed on such Distribution Date plus (ii) any Monthly Servicing Fee previously accrued and not paid plus (iii) the Monthly Program Fees to be distributed on such Distribution Date plus (iv) any Monthly Program Fees previously accrued and not paid plus (v) any expenses and other amounts which are payable under Section 4.04(b)(iv), as notified to the Indenture Trustee, the Issuer and the Servicer by the relevant Managing Agent or the Administrative Agent no later than the Business Day preceding the related Determination Date.

“Required Managing Agents” shall have the meaning set forth in the Note Purchase Agreement.

“Required Overcollateralization Amount” shall mean, as of any date of determination, the amount by which the Series 2007–1 Required Enhancement Amount on such date exceeds the amount on deposit in the Series 2007-1 Principal Subaccount on such date.

“Revolving Period” shall mean the period beginning on the Series 2007-1 Closing Date and ending upon the commencement of the Amortization Period.

“Rule 144A” shall mean Rule 144A under the Securities Act.

“Scheduled Amortization Date” shall mean April 10, 2012.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series Outstanding Amount” shall mean, as of any date of determination, an amount equal to (i) the Initial Series Outstanding Amount plus (ii) the aggregate amount of all Increases minus (iii) the aggregate amount of all Decreases minus (iv) without duplication, the aggregate amount of all Monthly Principal previously paid to the Series 2007-1 Noteholders.

“Series Percentage” shall mean, with respect to any date of determination, the percentage equivalent (which percentage shall never exceed 100%) of a fraction calculated as follows:

(a) during the Revolving Period, the numerator of the fraction will be the Series 2007-1 Required Asset Amount as of the close of business on the immediately preceding day, and the denominator of the fraction will be the greater of (i) the Adjusted Aggregate Receivable Balance as of the end of the prior Monthly Period (or, if a Servicer Default has occurred, as of the end of the immediately preceding day), and (ii) the sum of the numerators used to determine the Series Percentage for each Series of Notes (including the Series 2007-1 Notes) Outstanding at the close of business on the immediately preceding day; and

(b) during the Amortization Period, the numerator of the fraction will be the Series 2007-1 Required Asset Amount as of the close of business on the last day of the Revolving Period, and the denominator of the fraction will be the sum of the numerators used to determine the Series Percentage for each Series of Notes (including the Series 2007-1 Notes) Outstanding at the close of business on the immediately preceding day.

“Series 2007-1” shall mean the Series of Notes the terms of which are specified in this Indenture Supplement.

“Series 2007-1 Allocated Adjusted Aggregate Receivable Balance” shall mean, as of any date of determination, the lower of (a) the Series 2007-1 Required Asset Amount as of such date and (b) the product of (i) the Adjusted Aggregate Receivable Balance as of the end of the prior Monthly Period multiplied by (ii) the percentage equivalent of a fraction, the numerator of which is the Series 2007-1 Required Asset Amount as of such date and the denominator of which is the sum of (x) the Series 2007-1 Required Asset Amount as of such date plus (y) the aggregate of the Required Asset Amounts with respect to each other Series of Notes as of such date.

“Series 2007-1 Asset Amount Deficiency” shall occur, on any date of determination, if and to the extent the Series 2007-1 Allocated Adjusted Aggregate Receivable Balance as of such date is less than the Series 2007-1 Required Asset Amount as of such date.

“Series 2007-1 Closing Date” shall mean April 10, 2007.

“Series 2007-1 Collections” shall have the meaning set forth in Section 4.01(b).

“Series 2007-1 Note” shall mean each Note executed by the Issuer and authenticated by the Authentication Agent, substantially in the form of Exhibit A, and any replacement Note in exchange therefor.

“Series 2007-1 Noteholder” shall mean each Person in whose name a Series 2007-1 Note is registered in the Note Register, which shall initially be each Managing Agent on behalf of the Purchasers in the related Purchaser Group.

“Series 2007-1 Principal Subaccount” shall have the meaning set forth in Section 4.06(a).

“Series 2007-1 Required Asset Amount” shall mean, as of any date of determination, an amount equal to the sum of (a) the Series Outstanding Amount on such date plus (b) the Required Overcollateralization Amount on such date.

“Series 2007-1 Required Enhancement Amount” shall mean, as of any date of determination, an amount equal to the greater of (i) the Series Outstanding Amount on such date multiplied by the Minimum Enhancement Percentage on such date and (ii) an amount equal to the product of (A) the Series Outstanding Amount on such date multiplied by (B) the quotient of (1) the sum of (w) the Loss Reserve Ratio on such date plus (x) the Dilution Reserve Ratio on such date plus (y) the Yield Reserve Ratio on such date plus (z) the Servicing Reserve Ratio on such date divided by (2) one minus the sum of (w) the Loss Reserve Ratio on such date plus (x) the Dilution Reserve Ratio on such date plus (y) the Yield Reserve Ratio on such date plus (z) the Servicing Reserve Ratio on such date; provided, however, that after the declaration or occurrence of an Amortization Event, the Series 2007-1 Required Enhancement Amount shall equal the Series 2007-1 Required Enhancement Amount in effect on the date of the declaration or occurrence of such Amortization Event.

“Series 2007-1 Tranche Rate” shall mean, at any time during an Interest Period (i) with respect to any CP Tranche, the CP Rate, (ii) with respect to any Eurodollar Tranche, the sum of the Eurodollar Rate plus the Eurodollar Rate Margin, and (iii) with respect to any Base

Rate Tranche, the Alternate Base Rate, as applicable, provided, however, that, if any principal or interest on the Series 2007-1 Notes is not paid in full when the same shall have become required to be paid, or if any Amortization Event has occurred and is continuing, then the Series 2007-1 Tranche Rate shall be the Alternate Base Rate plus two percent (2.0%) with respect to such deficiency or with respect to any interest accrued on the Series 2007-1 Notes after the occurrence of such Amortization Event.

“Servicing Fee” shall have the meaning set forth in the Transfer and Servicing Agreement.

“Servicing Fee Rate” shall mean 0.75% per annum.

“Servicing Reserve Ratio” shall mean, as of any date of determination, the quotient, expressed as a percentage, of (a) the product of (i) the Applicable Stress Factor multiplied by (ii) the Servicing Fee Rate multiplied by (iii) Average Days Outstanding as of the end of the Monthly Period preceding the first day of the Interest Period in which such date occurs, divided by (b) 360.

“Stated Amount” shall mean $850,000,000 as such amount may be reduced or increased from time to time pursuant to Section 3.02.

“Three Month Average Default Ratio” shall mean, for any Monthly Period, the average of the Default Ratios for that Monthly Period and each of the two immediately preceding Monthly Periods.

“Three Month Average Dilution Ratio” shall mean, for any Monthly Period, the average of the Dilution Ratios for that Monthly Period and each of the two immediately preceding Monthly Periods.

“Tranche” shall have the meaning set forth in the Note Purchase Agreement.

“Transaction Documents” shall mean the “Transaction Documents” as defined in the Indenture but shall also include the Note Purchase Agreement, the Fee Letter and the Series 2007-1 Notes.

“Transfer Date” shall mean the Business Day immediately preceding each Distribution Date and each Decrease Date.

“Yield Reserve Ratio” shall mean, as of any date of determination, the quotient expressed as a percentage, of (a) the product of (i) the sum of (A) the product of (1) the Applicable Yield Factor multiplied by (2) the one-month Eurodollar Rate as of the last Business Day of the immediately preceding Monthly Period plus (B) 0.75% multiplied by (ii) 2.50 multiplied by the Average Days Outstanding as of the end of the immediately preceding Monthly Period divided by (b) 360. For purposes of the foregoing, the “Applicable Yield Factor” shall be (i) 1.25 so long as the Average Days in Inventory for Appraised Value Homes for any Monthly Period is less than one hundred twenty (120) days; (ii) 1.75 if the Average Days in Inventory for Appraised Value Homes for any Monthly Period is equal to or greater than one hundred twenty (120) days but less than one hundred fifty (150) days until such time as the Average Days in

Inventory for Appraised Value Homes has been reduced to and remained below one hundred twenty (120) days for two (2) consecutive Monthly Periods (iii) 2.5 if the Average Days in Inventory for Appraised Value Homes for any Monthly Period is greater than or equal to one hundred fifty (150) days until such time as the Average Days in Inventory for Appraised Value Homes has been reduced to and remained below one hundred fifty (150) days for two (2) consecutive Monthly Periods.

(b) Each capitalized term defined herein shall relate to the Series 2007-1 Notes and no other Series of Notes issued by the Issuer, unless the context otherwise requires. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Indenture, and, if not defined therein, as defined in the Transfer and Servicing Agreement, the Receivables Purchase Agreement or the Purchase Agreement.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture Supplement shall refer to this Indenture Supplement as a whole and not to any particular provision of this Indenture Supplement; references to any Article, subsection, Section or Exhibit are references to Articles, subsections, Sections and Exhibits in or to this Indenture Supplement unless otherwise specified; and the term “including” means “including without limitation.”

ARTICLE III

SERVICING FEE; INCREASES AND REDUCTIONS IN THE SERIES OUTSTANDING AMOUNT

Section 3.01. Servicing Fee. The Transfer and Servicing Agreement sets forth the full compensation that the Servicer is entitled to receive for its servicing activities. The share of the Servicing Fee allocable to the Series 2007-1 Noteholders with respect to any Distribution Date (the “Monthly Servicing Fee”) shall be equal to the product of (a) the Servicing Fee Rate multiplied by (b) the weighted average over the related Monthly Period of the daily sums of the Aggregate Employer Balances for each Employer under the Pool Relocation Agreements multiplied by (c) the average Series Percentage during such Monthly Period. The remainder of the Servicing Fee shall be paid by the noteholders of other Series (as provided in the Indenture Supplement related to such other Series) or the Issuer and in no event shall the Indenture Trustee or the Series 2007-1 Noteholders be liable for the share of the Servicing Fee to be paid by the Noteholders of such other Series or the Issuer. To the extent that the Monthly Servicing Fee is not paid in full pursuant to the preceding provisions of this Section 3.01 and Section 4.04, it shall be paid by the Issuer. The Monthly Servicing Fee shall be payable from Series 2007-1 Collections pursuant to, and subject to the priority of payments set forth in, Section 4.04.

Section 3.02. Increases and Reductions in the Series Outstanding Amount.

(a) At any time during the Revolving Period, so long as the Commitment Termination Date shall not have occurred, the Series Outstanding Amount may be increased from time to time by the funding of Increases subject to the terms and conditions set forth in the Note Purchase Agreement; provided, that, after giving effect thereto, the Series Outstanding Amount may not exceed the Stated Amount. Whenever the Issuer wishes to make an Increase, the Issuer shall give the Indenture Trustee, the Paying Agent and the Managing Agents prior written notice of such Increase not less than two (2) Business Days prior to the proposed Increase Date.

(b) In the event that the Issuer reduces the Series Outstanding Amount of the Series 2007-1 Notes in accordance with the Note Purchase Agreement (each such reduction, a “Decrease”), it shall give prompt written notice of such Decrease to the Managing Agents, the Indenture Trustee and the Paying Agent not less than three (3) Business Days prior to the effective date (each such date, a “Decrease Date”) of such reduction. All accrued and unpaid interest on the amount of such Decrease, together with the principal amount of such Decrease, shall be due and owing as of the related Decrease Date.

(c) The Series 2007-1 Notes shall evidence the outstanding indebtedness owed from time to time by the Issuer thereunder. Each Managing Agent, on behalf of the Purchasers in the related Purchaser Group, shall be and is hereby authorized to record on the grid attached to its Series 2007-1 Note held by it on behalf of the Purchasers in the related Purchaser Group (or at its option, in its internal books and records) the date and amount of the initial funding of its Pro Rata Share of the Initial Series Outstanding Amount and the date and amount of each Increase, the amount of each repayment of the principal amount represented by such Series 2007-1 Note, the portions of its Series 2007-1 Note that are from time to time allocated to the CP Tranche, any Base Rate Tranche and any Eurodollar Tranche, and any reductions to the Stated Amount; provided, that failure to make any recordation on the grid or records or any error in recordation shall not adversely affect any Purchaser’s rights with respect to its right to receive principal and interest under a Series 2007-1 Note.

ARTICLE IV

RIGHTS OF SERIES 2007-1 NOTEHOLDERS AND ALLOCATION AND APPLICATION OF POOL COLLECTIONS

Section 4.01. Pool Collections and Allocations.

(a) Allocation of Pool Collections. Funds on deposit in the Collection Account in accordance with Section 8.04 of the Indenture shall be allocated and distributed to Series 2007-1 as set forth in the Indenture and this Article IV.

(b) Allocation of Pool Collections to Series 2007-1. Prior to the close of business on each Transfer Date, the Servicer shall allocate to Series 2007-1 an amount (such amount, the “Series 2007-1 Collections”) equal to the product of (i) the amount of Pool Collections deposited in the Collection Account during the preceding Monthly Period (less any amounts permitted to be withdrawn pursuant to Sections 3.02(c)(vi), 3.12 and 3.14(b) of the Transfer and Servicing Agreement) multiplied by (ii) the Series Percentage for such Distribution Date.

(c) Allocation of Series 2007-1 Collections. Prior to the close of business on each Transfer Date, the Servicer shall direct the Indenture Trustee to allocate Series 2007-1 Collections in the amounts and according to the priority set forth below pursuant to Section 8.04 of the Indenture:

(i) From the Collection Account to the Distribution Account for distribution in accordance with Section 4.04(b), an amount equal to the Required Amount for the next succeeding Distribution Date, and if the amount of the Series 2007-1 Collections then on deposit in the Distribution Account exceeds the Required Amount for such Distribution Date, such Series 2007-1 Collections shall be distributed therefrom in accordance with the remaining provisions of this Section 4.01(c);

(ii) During the Revolving Period, and during the Amortization Period after the Series 2007-1 Notes have been paid in full, to the Distribution Account for distribution to the Managing Agents on behalf of the holders of the Series 2007-1 Notes, an amount equal to any other amounts (other than principal and interest owed under the Series 2007-1 Notes) owed by the Issuer pursuant to the Note Purchase Agreement;

(iii) During the Revolving Period and during the Amortization Period, if (x) a Series 2007-1 Asset Amount Deficiency has occurred and is continuing, or (y) the application of funds to the payment of the principal of another Series of Notes or the release of funds to the Issuer would result in a Series 2007-1 Asset Amount Deficiency or, during the Revolving Period would otherwise result in the occurrence of an event that, with the passage of time or the giving of notice or both, would become an Amortization Event, all remaining Series 2007-1 Collections shall be transferred to the Series 2007-1 Principal Subaccount up to the amount necessary to eliminate such Series 2007-1 Asset Amount Deficiency or Amortization Event or to fund such Decrease or optional redemption, as applicable;

(iv) If the amount on deposit in the Marketing Expenses Account is less than the Required Marketing Expenses Account Amount, to the Marketing Expense Account, the lesser of (x) the amount of such deficiency and (y) all remaining Series 2007-1 Collections;

(v) On any Decrease Date during the Revolving Period, (i) to the Series 2007-1 Principal Subaccount, the amount of the applicable Decrease and (ii) if such date is other than a Distribution Date, to the Distribution Account for distribution to the Managing Agents on behalf of the holders of the Series 2007-1 Notes, all (x) accrued and unpaid interest on the amount of such Decrease (which amount shall be due and owing as of such date) together with (y) if such Decrease Date is other than an Distribution Date, all funding losses, expenses and liabilities owed under Section 2.09 of the Note Purchase Agreement in connection with any such Decrease.

(vi) During the Revolving Period, (A) if any other Series of Notes is in its Amortization Period and the Indenture Supplement related to such amortizing Series of Notes requires the Issuer to transfer such remaining Series 2007-1 Collections to pay the principal of such other Series of Notes, all remaining Series 2007-1 Collections to the applicable Series Account with respect to such amortizing Series of Notes; provided, that if more than one other Series of Notes is amortizing and the related Indenture Supplement of each such amortizing Series of Notes requires the Issuer to transfer such remaining Series 2007-1 Collections to pay the principal of such other Series of Notes, pro rata to the applicable Series Account of each such other amortizing Series of Notes based on their respective Series Percentages; and (B) if no transfer of the remaining Series 2007-1 Collections is required pursuant to clause (A), all remaining Series 2007-1 Collections to the Issuer free and clear of the lien of the Indenture and without compliance with Section 12.01(b) of the Indenture;.

(vii) During the Amortization Period, to the Series 2007-1 Principal Subaccount, the Series 2007-1 Collections on each Deposit Date; provided, however, that the aggregate amount deposited into the Series 2007-1 Principal Subaccount pursuant to this clause on any Deposit Date shall not exceed the Series Outstanding Amount on the immediately preceding Business Day; and

(viii) To the Distribution Account for distribution to the Managing Agents on behalf of the holders of the Series 2007-1 Notes, an amount equal to any other amounts owed by the Issuer pursuant to the Note Purchase Agreement and not paid above.

(d) Prior to the close of business (i) on each Deposit Date when a Series 2007-1 Asset Amount Deficiency has occurred and (ii) on each Deposit Date during the Amortization Period, the Issuer shall deposit Pool Collections allocated to other Series in the Series 2007-1 Principal Subaccount to the extent those Pool Collections would otherwise have been released to the Issuer under the terms of the Indenture Supplement related to such Series (“Otherwise Released Collections”). If Series 2007-1 and any other Series are simultaneously in their respective Amortization Periods or otherwise simultaneously requiring such payments, such Otherwise Released Collections shall be allocated ratably between each such Series of Notes (including Series 2007-1) based on their respective Series Percentages.

Section 4.02. Determination of Interest and Monthly Interest.

(a) The amount of interest distributable from the Distribution Account with respect to the Series 2007-1 Notes on any Distribution Date shall be an amount equal to the sum of the Monthly Interest for such Distribution Date, plus any Interest Shortfall and any Additional Interest as determined under Section 4.02(b). The monthly interest for any Tranche shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days during the Interest Period then ending that such Tranche was outstanding and the denominator of which is 360, multiplied by (ii) the Series 2007-1 Tranche Rate in effect with respect to the related Tranche and multiplied by (iii) the daily average Outstanding Tranche Amount of the related Tranche during the related Interest Period. The amount of interest allocable to the Tranches of any Purchaser Group and due to the Purchasers in the related Purchaser Group shall be determined by each Managing Agent and notified by each Managing Agent to the Administrative Agent, the Servicer, the Issuer, the Paying Agent and the Indenture Trustee in accordance with the procedures set forth in the Note Purchase Agreement.

(b) The “Monthly Interest” for any Distribution Date shall mean the sum of the aggregate unpaid amount, if any, of all unpaid interest determined for each Tranche under Section 4.02(a). On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess (the “Interest Shortfall”), if any, of (x) the Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such

Monthly Interest on such Distribution Date. If the Interest Shortfall with respect to any Distribution Date is greater than zero, then on each subsequent Distribution Date until such Interest Shortfall is fully paid, an additional amount (“Additional Interest”) equal to the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, multiplied by (B) the applicable Series 2007-1 Tranche Rate multiplied by (C) such Interest Shortfall (or the portion thereof that has not been paid to the Series 2007-1 Noteholders from other funds) shall be payable as provided herein with respect to the Series 2007-1 Notes. Notwithstanding anything herein to the contrary, Additional Interest shall be payable or distributed only to the extent permitted by applicable law. From and after the calculation of any Interest Shortfall, Monthly Interest shall be calculated without duplication of any amounts included in the calculation of Additional Interest.

Section 4.03. Determination of Principal Distribution. On any Distribution Date and any Decrease Date for any Tranche (i) during the Revolving Period, if there are funds on deposit in the Series 2007-1 Principal Subaccount, and (ii) during the Amortization Period, the Trustee shall distribute from the Series 2007-1 Principal Subaccount, for application to reduce the Series Outstanding Amount, an amount of principal (the “Monthly Principal”), equal to the lesser of (a) the amount on deposit in the Series 2007-1 Principal Subaccount and (b) the Series Outstanding Amount. All Monthly Principal and all Decreases shall be paid to the Purchaser Groups ratably in accordance with their Pro Rata Shares as set forth in the Note Purchase Agreement.

Section 4.04. Application of Series 2007-1 Collections. On each Distribution Date and, if different, on each Decrease Date, as applicable, the Servicer shall instruct the Indenture Trustee in writing (such writing to be substantially in the form of Exhibit B unless otherwise agreed) to apply amounts on deposit in the Collection Account (and any subaccount thereof):

(a) On each Decrease Date (if such Decrease Date is not a Distribution Date), to withdraw from the amounts on deposit in the Distribution Account an amount equal to the amount of interest then due and owing on the Series 2007-1 Notes in accordance with Section 3.02(b), and to pay such interest to the Series 2007-1 Noteholders pursuant to Section 5.04.

(b) On each Distribution Date, to transfer amounts on deposit in the Distribution Account in the following order of priority:

(i) An amount equal to the sum of (A) Monthly Interest, if any, for such Distribution Date plus (B) any Interest Shortfall previously accrued and not reimbursed plus (C) any Additional Interest previously accrued and not paid shall be paid to the Series 2007-1 Noteholders on such Distribution Date pursuant to Section 5.04;

(ii) An amount equal to the Monthly Program Fees for such Distribution Date shall be distributed to each Managing Agent (ratably in accordance with the amounts owing to each Purchaser Group);

(iii) An amount equal to the sum of (A) the Monthly Servicing Fee for such Distribution Date plus (B) any Monthly Servicing Fee previously accrued and not paid pursuant to this Section 4.04(b)(iii) shall be distributed to the Servicer;

(iv) An amount equal to any out-of-pocket costs and expenses of the Administrative Agent and the Managing Agents relating to enforcement against the Issuer shall be distributed to the Administrative Agent and the Managing Agents (ratably in accordance with the amounts owing to each such Person);

(v) If a Series 2007-1 Asset Amount Deficiency has occurred and is continuing an amount necessary to eliminate such Series 2007-1 Asset Amount Deficiency shall be distributed to the Series 2007-1 Principal Subaccount;

(vi) During the Amortization Period, to the Series 2007-1 Principal Subaccount, for application to reduce the Series Outstanding Amount; and

(vii) An amount equal to all increased costs, fees, expenses and other amounts payable to the Administrative Agent, the Managing Agents and the Purchasers pursuant to the Indenture Supplement and the Note Purchase Agreement shall be distributed to each such Person (ratably in accordance with the amounts owing to each such Person).

(c) To transfer from the Series 2007-1 Principal Subaccount to the Series 2007-1 Noteholders, (i) on each Decrease Date, an amount equal to the amount of the relevant Decrease and (ii) on each Distribution Date when funds are on deposit in the Series 2007-1 Principal Subaccount, an amount equal to the Monthly Principal for such Distribution Date, in each case for payment to the Series 2007-1 Noteholders on such Decrease Date or Distribution Date, as applicable, pursuant to Section 5.04 (ratably in accordance with the amounts owing to each Series 2007-1 Noteholder).

Section 4.05. Distribution Account.

(a) All Series 2007-1 Collections which are distributed to the Distribution Account in accordance with the terms of this Indenture Supplement, together with all proceeds, earnings, income, revenue, dividends and distributions thereof, shall be held therein for the benefit of the Series 2007-1 Noteholders. The Indenture Trustee shall, in accordance with the Indenture, possess all right, title and interest in all monies, instruments, investment property and other property credited from time to time to the Distribution Account (and any subaccount thereof) and in all proceeds, earnings, income, revenue, dividends and distributions thereof. The Distribution Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Pursuant to the authority granted to the Servicer in Article III of the Transfer and Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Distribution Account for the purposes of making the payments required under Section 4.04.

(b) Series 2007-1 Collections which are on deposit in the Distribution Account shall be invested in accordance with Section 4.01 of the Transfer and Servicing Agreement and Section 6.13 of the Indenture. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.05(b) nor for the selection of Eligible Investments, except with respect to investments on which the institution acting as Indenture Trustee is an obligor.

Section 4.06. Series 2007-1 Principal Subaccount.

(a) The Issuer, for the benefit of the Series 2007-1 Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, the Series 2007-1 Principal Subaccount, which shall be a subaccount of the Collection Account (the “Series 2007-1 Principal Subaccount”). The Indenture Trustee shall possess all right, title and interest in all monies, instruments, investment property and other property credited from time to time to the Series 2007-1 Principal Subaccount (and any subaccount thereof) and in all proceeds, earnings, income, revenue, dividends and distributions thereof for the benefit of the Series 2007-1 Noteholders. The Series 2007-1 Principal Subaccount shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2007-1 Noteholders. Pursuant to the authority granted to the Servicer in Article III of the Transfer and Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Series 2007-1 Principal Subaccount for the purposes of making the payments required under Section 4.04.

(b) Funds on deposit in the Series 2007-1 Principal Subaccount shall be invested in accordance with Section 4.01 of the Transfer and Servicing Agreement and Section 6.13 of the Indenture. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.06(b) nor for the selection of Eligible Investments, except with respect to investments on which the institution acting as Indenture Trustee is an obligor.

(c) The Indenture Trustee shall withdraw and transfer funds on deposit in the Series 2007-1 Principal Subaccount on each Business Day during the Revolving Period to, or at the direction of, the Issuer if no Series 2007-1 Asset Amount Deficiency has occurred and is continuing and no event that with the passage of time or the giving of notice could become an Amortization Event, including a Series 2007-1 Asset Amount Deficiency, would result from such withdrawal. Any such transfer to the Issuer shall be made free and clear of the lien of the Indenture and without compliance with Section 12.01(b) of the Indenture. It is expressly understood that, during the Amortization Period, the Indenture Trustee shall not withdraw funds on deposit in the Series 2007-1 Principal Subaccount except to fund payments of Monthly Principal under Section 4.03 and, after the Series 2007-1 Notes have been paid in full, to fund any other payments owed under Section 4.01(c) in the order of priority set forth therein.

Section 4.07. Investment Instructions. Any investment instructions required to be given to the Indenture Trustee pursuant to the terms hereof must be given to the Indenture Trustee no later than 11:00 a.m. (New York City time) on the date such investment is to be made. If the Indenture Trustee receives such investment instruction later than such time, the Indenture Trustee may, but shall have no obligation to, make such investment. If the Indenture Trustee is unable to make an investment required in an investment instruction received by the Indenture Trustee after 11:00 a.m. (New York City time) on such day, such investment shall be made by the Indenture Trustee on the next succeeding Business Day. In no event shall the

Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 11:00 a.m. (New York City time) on the day such investment is requested to be made.

ARTICLE V

DELIVERY OF SERIES 2007-1 NOTES; DISTRIBUTIONS; REPORTS TO SERIES 2007-1 NOTEHOLDERS

Section 5.01. Delivery and Payment for the Series 2007-1 Notes; Denominations. The Issuer shall execute and the Authentication Agent shall authenticate the Series 2007-1 Notes in accordance with Section 2.03 of the Indenture. The Indenture Trustee shall deliver the Series 2007-1 Notes to or upon the order of the Issuer when so authenticated.

Section 5.02. Registration; Registration of Transfer and Exchange; Transfer Restrictions.

(a) The Series 2007-1 Notes have not been registered under the Securities Act or any state securities law. None of the Issuer, the Servicer, the Transfer Agent and Registrar or the Indenture Trustee is obligated to register the Series 2007-1 Notes under the Securities Act or any other securities or “Blue Sky” laws or to take any other action not otherwise required under the Agreement to permit the transfer of the Series 2007-1 Notes without registration.

(b) No transfer of any Series 2007-1 Note or any interest therein (including, without limitation, by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section 5.02 (including the applicable legend to be set forth on the face of such Series 2007-1 Note as provided in Exhibit A), in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or “Blue Sky” laws (i) to a person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning thereof in Rule 144A (a “QIB”) and (B) that is aware that the resale or other transfer is being made in reliance on Rule 144A.

(c) Each Purchaser and each Holder of the Series 2007-1 Notes, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with the Issuer and, in the case of any transferee of any Purchaser, such Purchaser as follows:

(i) It understands that the Series 2007-1 Notes may be offered and may be resold by such Purchaser only to QIBs and subject to the restrictions of Rule 144A.

(ii) It understands that the Series 2007-1 Notes have not been and will not be registered under the Securities Act or any state or other applicable securities law and that no Series 2007-1 Note, or any interest or participation therein, may be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any other applicable securities law.

(iii) It acknowledges that none of the Issuer, the Servicer, the Administrative Agent or any Purchaser or any person representing the Issuer, the

Servicer, the Administrative Agent, any Managing Agent or any Purchaser has made any representation to it with respect to the Issuer (except, as to the Issuer, the representations by the Issuer in the Transaction Documents) or the offering or sale of any Series 2007-1 Note. It has had access to such financial and other information concerning the Issuer and the Series 2007-1 Notes as it has deemed necessary in connection with its decision to purchase the Series 2007-1 Notes.

(iv) It acknowledges that each Series 2007-1 Note will bear a legend to the following effect unless the Issuer determines otherwise, consistent with applicable law:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUER OR (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT. EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE, IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

PRIOR TO PURCHASING THIS NOTE, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. THE ISSUER HAS NOT AGREED TO REGISTER THE NOTE UNDER THE SECURITIES ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.”

(v) If it is acquiring the Series 2007-1 Notes, or any interest or participation therein, as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to such account and that it has full power to make the acknowledgements, representations and agreements contained herein on behalf of each such account.

(vi) It (1) is a QIB, (2) is aware that the sale to it is being made in reliance on Rule 144A and if it is acquiring such Series 2007-1 Note or any interest or participation therein for the account of another QIB, such other QIB is aware that the sale is being made in reliance on Rule 144A and (3) is acquiring such Series 2007-1 Note or any interest or participation therein for its own account or for the account of a QIB.

(vii) It is purchasing such Series 2007-1 Note for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Series 2007-1 Note, or any interest or participation therein, as described herein, in the Indenture and in the Note Purchase Agreement.

(viii) It agrees that if in the future it should offer, sell or otherwise transfer such Series 2007-1 Note or any interest or participation therein, it will do so only (A) to the Issuer (B) pursuant to Rule 144A to a person who it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom it has informed that such offer, sale or other transfer is being made in reliance on Rule 144A.

(ix) It acknowledges that the Issuer, the Administrative Agent, the Purchasers and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer.

(x) With respect to any foreign purchaser claiming an exemption from United States income or withholding tax, that it has delivered to the Paying Agent a true and complete Form W-8 BEN or Form W-8-ECI, indicating such exemption.

(xi) It acknowledges that transfers of such Series 2007-1 Note or any interest or participation therein shall otherwise be subject in all respects to the restrictions applicable thereto contained in the Agreement and the Note Purchase Agreement.

Any transfer, resale, pledge or other transfer of the Series 2007-1 Notes contrary to the restrictions set forth above and in the Indenture shall be deemed void ab initio by the Transfer Agent and Registrar.

(d) Notwithstanding anything to the contrary herein, so long as and provided that the relevant Liquidity Agreement contains a provision which requires such Liquidity Providers to acknowledge and agree with the provisions of Section 5.02(c) hereof, each Conduit Purchaser may at any time sell or grant, to one or more Liquidity Providers party to any Liquidity Agreement, participating interests or security interests in the Series 2007-1 Notes without notice to the Issuer or any other action to be taken on the part of such Conduit Purchaser, the related Liquidity Provider, the Administrative Agent or the applicable Managing Agent on behalf of such Conduit Purchaser.

(e) Notwithstanding anything to the contrary contained herein, the Series 2007-1 Notes and this Indenture Supplement may, with the prior written consent of the Required Managing Agents, be amended or supplemented to modify the restrictions on and procedures for resale and other transfers of the Series 2007-1 Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally. Each Noteholder shall by its acceptance of a Series 2007-1 Note have agreed to any such amendment or supplement.

Section 5.03. Definitive Notes. The Series 2007-1 Notes, upon original issuance, will be issued in definitive, fully registered form, authenticated and delivered in substantially the form attached hereto as Exhibit A. The Series 2007-1 Notes will constitute Definitive Notes within the meaning of the Indenture.

Section 5.04. Distributions.

(a) On each Decrease Date and each Distribution Date, the Paying Agent shall distribute to each Series 2007-1 Noteholder of record on the related Record Date such Series 2007-1 Noteholder’s pro rata share of amounts on deposit in the Distribution Account as are payable to the Series 2007-1 Noteholders pursuant to Section 4.04.

(b) Distributions to the Series 2007-1 Noteholders hereunder shall be made (i) by wire transfer of immediately available funds and (ii) without presentation or surrender of any Series 2007-1 Note or the making of any notation thereon.

Section 5.05. Reports and Statements to Series 2007-1 Noteholders.

(a) On each Distribution Date, the Paying Agent shall forward to the Series 2007-1 Noteholders a statement substantially in the form of Exhibit C prepared by the Servicer and delivered to the Paying Agent. The Paying Agent shall have no liability for the Servicer’s failure to provide such statement to it.

(b) On or before January 31 of each calendar year, beginning with calendar year 2008, the Paying Agent shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2007-1 Noteholder, a statement prepared by the Servicer containing the information required to be contained in the statement to Series 2007-1 Noteholders, as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2007-1 Noteholder, together with such other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

ARTICLE VI

AMORTIZATION EVENTS

Section 6.01. Series 2007-1 Amortization Events. Upon the occurrence and continuance of any of the following events:

(a) failure on the part of the Issuer to pay principal of and interest on the Series 2007-1 Notes in full on or before the Final Stated Maturity Date, or to pay Monthly Principal or the amount of any Decrease to the extent required under Section 4.03, or to pay accrued interest on the Series 2007-1 Notes in full on any Distribution Date, or to pay accrued Monthly Program Fees on any Distribution Date, and such failure remains unremedied for one Business Day; or

(b) failure on the part of the Issuer to maintain its separate existence as required by Section 3.07 of the Indenture or duly to perform or observe any covenant set forth in Section 3.03(a), (c), (d), (e), (f), (g), (h), (i) or (j) of the Indenture, which failure continues unremedied for a period of ten calendar days; or

(c) failure on the part of the Issuer duly to perform or observe any other covenants or agreements of the Issuer set forth in the Note Purchase Agreement, the Indenture or this Indenture Supplement, which failure continues unremedied for a period of 30 days, in each case, after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Required Managing Agents; or

(d) any representation or warranty made by the Issuer in the Note Purchase Agreement, this Indenture Supplement or the Indenture proves to have been incorrect in any material respect when made, and continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Required Managing Agents; or

(e) a Servicer Default; or

(f) a Cartus Purchase Termination Event (formerly known as a CMSC Purchase Termination Event) under the Purchase Agreement, an ARSC Purchase Termination Event under the Receivables Purchase Agreement or a Transfer Termination Event under the Transfer and Servicing Agreement; or

(g) other than an Event of Default described in clause (v) below, an Event of Default with respect to the Series 2007-1 Notes; or

(h) a Series 2007-1 Asset Amount Deficiency, which Series 2007-1 Asset Amount Deficiency continues for any two consecutive Business Days after actual knowledge thereof by the Servicer or the Issuer or upon the next succeeding Distribution Date, whichever is earlier; or

(i) the amount on deposit in the Marketing Expenses Account is less than the Required Marketing Expenses Account Amount for any five consecutive Business Days after actual knowledge thereof by the Servicer or upon the next succeeding Distribution Date, whichever is earlier; or

(j) the Average Days in Inventory for Appraised Value Homes equals or exceeds one hundred eighty (180) days for any Monthly Period; or

(k) the average of the Average Days in Inventory for Appraised Value Homes for any Monthly Period and for the immediately preceding five Monthly Periods equals or exceeds one hundred fifty (150) days; or

(l) the Average Days in Inventory for Homes other than Appraised Value Homes equals or exceeds sixty (60) days for any Monthly Period; or

(m) the average of the Average Days in Inventory for Homes other than Appraised Value Homes for any Monthly Period and for the immediately preceding five Monthly Periods equals or exceeds forty (40) days; or

(n) the Default Ratio for any Monthly Period exceeds 5.0%, or the Three Month Average Default Ratio for any Monthly Period exceeds 4.0%; or

(o) the Dilution Ratio for any Monthly Period exceeds 1.5%, or the Three Month Average Dilution Ratio for any Monthly Period exceeds 1.0%; or

(p) Net Credit Losses for any Monthly Period exceed $750,000 and for any twelve consecutive Monthly Periods exceed $1,500,000; or

(q) the failure to vest and maintain in the Indenture Trustee a perfected first priority security interest in the Pledged Assets; or

(r) either (i) the Internal Revenue Service files notice of a lien pursuant to Section 6323 of the Internal Revenue Code with respect to any of the ARSC Purchased Assets, and such Lien has not been released within five days or, if released, proved to the satisfaction of the Rating Agencies, or (ii) the PBGC files, or indicates its intention to file a notice of a lien pursuant to Section 4068 of ERISA with respect to any of the Pledged Assets; or

(s) any of the Purchase Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Note Purchase Agreement, the Performance Guarantees, the Indenture, this Indenture Supplement or any related documents cease, for any reason, to be in full force and effect, other than in accordance with its terms; or

(t) a failure on the part of Cartus, as the Servicer, to cooperate with the transfer of the servicing to a successor Servicer following the delivery of a Termination Notice pursuant to the Transfer and Servicing Agreement, which failure is determined by the Required Managing Agents to be material and continues unremedied for a period of ten calendar days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Required Managing Agents; or

(u) an Event of Bankruptcy shall occur with respect to the Issuer, the Transferor, Realogy, Cartus or CFC; or

(v) an Event of Default arising from a determination that the Issuer is required to be registered under the Investment Company Act of 1940; or

(w) a Change in Control shall have occurred;

then, (i) in the case of any event described in clauses (a) through (g), (i), (n) through (t), or (w), an “Amortization Event” will be deemed to have occurred only if, after the applicable grace period, if any, set forth in such clauses, either the Indenture Trustee (at the direction of the Required Managing Agents) or the Required Managing Agents, in each case by notice then given in writing to the Issuer and the Servicer (and to the Indenture Trustee if given by the Series 2007-1 Noteholder) declare that an Amortization Event has occurred as of the date of such notice, (ii) in the case of any event described in clauses (h), (j), (k), (l) and (m), an Amortization Event will occur at the close of business on the fifth Business Day following the actual knowledge of the Issuer or the Servicer of such event without any notice or other action on the part of the Indenture Trustee or the Series 2007-1 Noteholder unless prior to that time the Required Managing Agents by notice then given in writing to the Issuer, the Servicer and the Indenture Trustee declare that an Amortization Event will not result from the occurrence of such event and (iii) in the case of any event described in clauses (u) or (v), an Amortization Event shall occur immediately upon the occurrence of such event without any notice or other action on the part of the Indenture Trustee or the Series 2007-1 Noteholders.

In addition to the foregoing, if an Amortization Event has occurred, then, at the written direction of the Required Managing Agents, the Indenture Trustee, as assignee of the Transferor and the Issuer with respect to the Lockboxes, may give Termination Notices to the Lockbox Banks in accordance with Section 9.06 of the Transfer and Servicing Agreement.

ARTICLE VII

OPTIONAL REDEMPTION OF SERIES 2007-1 NOTES

Section 7.01. Optional Redemption of Series 2007-1 Notes.

(a) On any Business Day, subject to the provisions of Section 7.01(b) below, the Issuer shall have the option to redeem the Series 2007-1 Notes, at a redemption price equal to (i) if such day is a Distribution Date, the Redemption Price for such Distribution Date or (ii) if such day is not a Distribution Date, the Redemption Price for the immediately succeeding Distribution Date.

(b) The Issuer shall give the Servicer, the Administrative Agent, the Managing Agents and the Indenture Trustee at least thirty (30) days (or such lesser number of days as may be agreed to by the Managing Agents and the Indenture Trustee at such time) prior written notice of the date on which the Issuer intends to exercise such optional redemption. Not later than 12:00 noon, New York City time, on such day the Issuer shall deposit into (a) the Series 2007-1 Principal Subaccount in immediately available funds the excess of the principal portion of the Redemption Price over the amount, if any, on deposit in the Series 2007-1 Principal Subaccount and (b) the Distribution Account in immediately available funds the excess of the remaining portions of the Redemption Price over the amount, if any, of the Monthly Interest, Monthly Program Fees and other amounts on deposit in the Distribution Account which are allocable to Series 2007-1 and available for the payment of such amounts. Such redemption option is subject to payment in full of the Redemption Price. Upon payment and distribution of the Redemption Price and the reduction in the Series Outstanding Amount to zero, the Series 2007-1 Notes shall be cancelled, the Series 2007-1 Noteholders shall have no further obligations to fund under the Note Purchase Agreement and the Series 2007-1 Noteholders shall have no further interest in the Pledged Assets. The Redemption Price shall be distributed as set forth in Section 4.04.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01. Ratification of Agreement. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

Section 8.02. Counterparts. This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 8.03. Governing Law. THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

APPLE RIDGE FUNDING LLC,
as Issuer

By:	/s/ Eric Barnes
Name:	Eric Barnes
Title:	SVP, CFO

THE BANK OF NEW YORK, as Indenture Trustee, Paying Agent, Authentication Agent and Transfer Agent and Registrar

By:	/s/ Amy Suzanne Keith
Name:	Amy Suzanne Keith
Title:	Assistant Vice President

Signature Page to A&R Series 2007-1 Supplement